EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HOLLIS-EDEN ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2005

SAN DIEGO, CA – May 10, 2005 – Hollis-Eden Pharmaceuticals, Inc. (NASDAQ:HEPH) today announced financial results for the first quarter of 2005. For the quarter ended March 31, 2005, the Company reported a net loss of $6.8 million (or $0.35 per share), compared to a net loss of $5.9 million (or $0.31 per share) in the first quarter of 2004.

Research and development expenses for the first quarter of 2005 totaled $5.3 million, compared to $4.7 million in the first quarter of 2004. The increase in research and development expenses in the first quarter of 2005 was due mainly to the growth in the Company’s laboratory operations, preclinical activities and personnel associated with advancing the Company’s radioprotection drug development candidate, NEUMUNE™.

General and administrative expenses for the first quarter of 2005 were $1.8 million compared to $1.4 million in the first quarter of 2004. The increase in general and administrative expenses in the first quarter of 2005 was due mainly to legal and accounting/audit fees, as well as increases in personnel and recruiting.

As of March 31, 2005, the Company reported $54.2 million in cash and cash equivalents. Cash used in operations for the first quarter of 2005 totaled $7.4 million versus $5.4 million for the first quarter of 2004. As previously announced, anticipated cash usage for operations for full year 2005 is expected to be in the range of $30 million to $35 million as the Company advances NEUMUNE through late-stage development and invests in the profiling and identification of next-generation drug candidates in its other drug development programs.

During the first quarter of 2005, Hollis-Eden continued to advance its NEUMUNE development program for Acute Radiation Syndrome (ARS). In late March, the Company initiated the first in a series of Phase I safety and pharmacokinetic (PK) clinical trials with NEUMUNE. This first study is being conducted in the Netherlands. The Company continues to expect to file an IND with the FDA in the first half of 2005 to initiate U.S. clinical studies. Safety and PK results from these studies are expected to be available in a timeframe that enables the Company to initiate a pivotal efficacy study in non-human primates in the second half of 2005.

Hollis-Eden is developing NEUMUNE under an FDA rule (the Animal Efficacy Rule) designed for medical countermeasures to weapons of mass destruction. Pursuant to this rule, for indications in which it would be unethical to conduct efficacy studies in humans (as is the case with radiation injury), approval may be granted on the basis of efficacy in relevant animal species and safety in humans. As previously disclosed, Hollis-Eden has conducted and reported on both sublethal and lethal radiation studies in over 200 non-human primates. In sublethal studies, NEUMUNE has demonstrated a reduction in the incidence of neutropenia, thrombocytopenia and anemia compared to animals not receiving the drug. In lethal studies, NEUMUNE demonstrated a reduction both in febrile neutropenia and severe thrombocytopenia, as well as a survival benefit as compared to animals not receiving NEUMUNE.

Hollis-Eden is pursuing an advance purchase contract under Project BioShield to provide NEUMUNE to the U.S. government for use by the military, first responders and civilians who may be at risk of radiation injury. In October 2004 the Department of Health and Human Services (HHS) issued a Request for Information (RFI) for therapeutics to treat neutropenia and thrombocytopenia associated with ARS. Hollis-Eden submitted a formal response to the RFI in December 2004. While there can be no assurances that Hollis-Eden will be requested to participate, the next step in the procurement process is expected to be the issuance by HHS of a Request for Proposal (RFP) detailing initial stockpiling requirements for qualified bidders.

In addition to advancing its NEUMUNE development program, Hollis-Eden also made progress during the first quarter of 2005 in its efforts to identify second-generation development candidates for the long-term mutagenic effects of radiation exposure, for chemotherapy-induced immune suppression, and for a variety of autoimmune and inflammatory conditions. In mutagenesis, the Company is now profiling a number of compounds in its PHOSPHONOL™ series in preclinical models designed to assess safety, efficacy and oral bioavailability. In chemotherapy and in autoimmunity and inflammation, Hollis-Eden has initiated animal models with second-generation compounds. The Company recently announced additional data from preclinical studies demonstrating that potent, second-generation investigational immune regulating hormones (IRHs) provided significant benefit in preclinical models of acute lung inflammation, septic shock and multiple sclerosis.

“We continue to make good progress in our NEUMUNE program,” stated Richard B. Hollis, Chairman and CEO of Hollis-Eden, “as well as in our broader drug development program targeting second-generation candidates for chemotherapy protection and autoimmune disorders. The initiation of Phase I studies with NEUMUNE in the Netherlands is a meaningful milestone in our development program for ARS. Given the potential for a nuclear or radiological terrorist attack on our nation, development of new medical countermeasures for this threat must remain a top priority. Beyond the potential for NEUMUNE as a medical countermeasure for ARS, we continue to believe there are exciting commercial opportunities for our class of compounds in a number of other significant markets, and we look forward to moving into the clinic with one or more second-generation compounds.”

More detailed information is available in the Company’s Form 10-Q, which is also scheduled to be filed today with the Securities and Exchange Commission (http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000899394).

Conference Call: Hollis-Eden will conduct a conference call and live webcast on May 10, 2005 at 2:00 p.m. Eastern (11:00 a.m. Pacific) to discuss first quarter 2005 financial results. The conference call can be accessed by dialing 800-299-0148 (domestic) or 617-801-9711 (international) and requesting the Hollis-Eden conference call. A live webcast of the conference call will be available under “Event Calendar” on the Investors section of Hollis-Eden’s website at www.holliseden.com. The webcast will be archived at the Company’s website for 30 days, and a replay of the call will be available by phone for 24 hours beginning approximately one hour after the call is completed, and can be accessed at 888-286-8010 (domestic) or 617-801-6888 (international), passcode 38524380.

Hollis-Eden Pharmaceuticals

Hollis-Eden Pharmaceuticals, Inc. is a development-stage pharmaceutical company based in San Diego, California, working to become the world leader in the development of a new class of investigational drugs known as immune regulating hormones (IRHs). The goal of IRH therapy is to direct, through controlling gene expression, the production of key cytokines and enzymes that re-regulate immune and metabolic functions toward homeostasis, a profile that could be useful in a wide variety of diseases. The Company has a number of investigational compounds under development, including NEUMUNE, which the Company is developing for use in protection from Acute Radiation Syndrome (ARS); PHOSPHONOL™, a non-IRH candidate for providing protection against DNA mutations from radiation exposure and chemotherapy treatment; and IMMUNITIN™, which has shown activity in a variety of infectious diseases, including HIV/AIDS, tuberculosis and malaria. Hollis-Eden is also developing IRHs for protection from chemotherapy and other conditions of immune dysregulation such as autoimmunity. For more information on Hollis-Eden, contact the Company’s website at www.holliseden.com.

This press release contains forward-looking statements concerning the potential and prospects of the Company’s drug discovery program and its drug candidates. Any statement describing a goal, expectation, intention or belief of the Company is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including the ability to complete preclinical and clinical trials successfully and within specified timelines, if at all; the ability to obtain regulatory approval for NEUMUNE, even if shown to be effective in preclinical studies; the ability to receive any stockpiling orders for NEUMUNE from the U.S. and foreign governments, even if approved by regulatory authorities; the Company’s future capital needs; the Company’s ability to obtain additional funding; the ability of the Company to protect its intellectual property rights and to not infringe the intellectual property rights of others; the development of competitive products by other companies; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The actual results may differ materially from those contained in this press release.

# # #

Contact:

Dan Burgess, CFO and COO

or Scott Rieger, Director, Corporate Communications

Hollis-Eden Pharmaceuticals

(858) 587-9333